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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-42778) and related Prospectus of Millennium Pharmaceuticals, Inc. for the registration of 10,240,000 shares of its common stock and to the incorporation by reference therein of our report dated January 27, 2000 with respect to the consolidated financial statements of Millennium Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Boston, Massachusetts
September 28, 2000